Exhibit 10.9
Executive Leadership Team Members
Appendix A
Standard BioTools Inc. 2023 Change of Control and Severance Plan
Participation Agreement
Standard BioTools Inc. (the “Company”) is pleased to inform you that you have been selected to participate in the Company’s 2023 Change of Control and Severance Plan (the “Plan”) as a Participant.
A copy of the Plan was delivered to you with this Participation Agreement. Your participation in the Plan is subject to all of the terms and conditions of the Plan. The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.
In order to actually become a participant in the Plan, you must complete and sign this Participation Agreement.
Definition of “Good Reason”
“Good Reason” means the occurrence of one or more of the following events effected without your prior consent, provided you terminate your employment with the Company within one (1) year following the initial existence of the “Good Reason” condition (discussed below): (i) the assignment to you of any duties or the reduction of your then-current duties, either of which results in a material diminution in your then-current position or responsibilities with the Company including, without limitation, any negative change in reporting hierarchy involving you or the person to whom you directly report; (ii) a material reduction by the Company in your then- current base salary; (iii) a material change in the geographic location at which you must perform services (for purposes of this Participation Agreement, your relocation to a facility or a location less than 25 miles from your then-present location shall not be considered a material change in geographic location); or (iv) any material breach by the Company of any material provision of this Participation Agreement. You will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.
Non-COC Involuntary Termination
If, outside of the Change of Control Period, you incur a Non-COC Involuntary Termination, then subject to the terms and conditions of the Plan, you will receive:
1.    Cash Severance Benefits. An aggregate amount equal to 75% of your annual base salary in effect as of the date of your Non-COC Involuntary Termination paid in equal installments over a period of nine (9) months following your termination date.
2.    Continued Medical Benefits. Payment by the Company of continued health coverage under COBRA for a period of nine (9) months following your termination of employment. Notwithstanding the foregoing, if you are not employed in the United States, the

STANDARD BIOTOOLS INC. 2023 CHANGE OF CONTROL
AND SEVERANCE PLAN AND SUMMARY PLAN
DESCRIPTION – FORM OF ELT PARTICIPATION AGREEMENT

benefit under this paragraph will be a regional equivalent to COBRA determined by the Administrator in its sole discretion.
3.    Outplacement Services. Outplacement services as described in Section 4.3 of the Plan.
COC Involuntary Termination
If, during the Change of Control Period, you incur a COC Involuntary Termination, then subject to the terms and conditions of the Plan, you will receive:
1.    Cash Severance Benefits.
a.    A lump-sum payment equal to 150% of the sum of (x) your annual base salary (as in effect immediately prior to the Change of Control or your COC Involuntary Termination, whichever is greater), plus (y) the greater of (A) your annual target bonus (as in effect immediately prior to the Change of Control or your COC Involuntary Termination, whichever is greater) or (B) the average of the annual bonuses actually paid to you for the three (3) fiscal years preceding the year in which your COC Involuntary Termination occurs. For the avoidance of doubt, if you incurred a termination prior to a Change of Control that qualifies as a COC Involuntary Termination, then you will be entitled to a lump-sum payment of the amount calculated under the preceding sentence, less amounts already paid as cash Severance Benefits for a Non-COC Involuntary Termination.
b.    A lump sum amount equal to (i) your annual target bonus (as in effect immediately prior to the Change of Control or your COC Involuntary Termination, whichever is greater), multiplied by (ii) a fraction, the numerator of which is the number of days worked by you during the year in which the COC Involuntary Termination occurs and the denominator of which is 365.
2.    Continued Medical Benefits. Payment by the Company of continued health coverage under COBRA for a period of 18 months following your termination of employment. Notwithstanding the foregoing, if you are not employed in the United States, the benefit under this paragraph will be a regional equivalent to COBRA determined by the Administrator in its sole discretion.
3.    Equity Award Vesting Acceleration. 100% of your then-outstanding and unvested Equity Awards will become vested in full. If, however, an outstanding Equity Award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless expressly otherwise provided in the applicable Equity Award agreement, the Equity Award will vest as to 100% of the “Baseline Number of Restricted Stock Units” or “Baseline Number of Performance Units” (as defined in the Company’s grant agreements) or the equivalent measure of the number of units or shares that vest at 100% of target levels of achievement under the relevant Equity Award. Except otherwise provided in the applicable Equity Award agreement, shares owed upon such vesting (and exercise if applicable) of Equity Awards will issued to you as promptly as practicable and no more than 30 days after they become issuable (whether through the vesting acceleration alone or upon an

STANDARD BIOTOOLS INC. 2023 CHANGE OF CONTROL
AND SEVERANCE PLAN AND SUMMARY PLAN
DESCRIPTION – FORM OF ELT PARTICIPATION AGREEMENT

exercise of options following such vesting acceleration). Notwithstanding the foregoing, to the extent that the payment or settlement of an Equity Award is subject to Section 409A, the Equity Award will be paid or settled in a manner that will meet the requirements of Section 409A such that the payment or settlement will not be subject to the additional tax or interest applicable under Section 409A.
4.    Outplacement Services. Outplacement services as described in Section 5.4 of the Plan.
Additional Benefits
In addition to the foregoing benefits, in addition to the Plan benefits described above, if, during the Change of Control Period, you incur a COC Involuntary Termination, then subject to the terms and conditions of the Plan, the Company will reimburse your reasonable attorneys’ fees incurred in connection with the review of the Release and any related separation agreements and documents, up to $5,000.
General Provisions
For clarity, any severance payments provided for herein that are based on annual base salary (and any reduction to base salary constituting “Good Reason”) shall be calculated without giving effect to any temporary reduction in base salary imposed by the Company or agreed to by you in connection with any global pandemic or comparable global or U.S. emergency that threatens the Company’s economic position.
In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Company the Release, which must have become effective and irrevocable within the requisite period set forth in the Plan.
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STANDARD BIOTOOLS INC. 2023 CHANGE OF CONTROL
AND SEVERANCE PLAN AND SUMMARY PLAN
DESCRIPTION – FORM OF ELT PARTICIPATION AGREEMENT

By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the 2023 Change of Control and Severance Plan and Summary Plan Description; (2) you have carefully read this Participation Agreement and the 2023 Change of Control and Severance Plan and Summary Plan Description; (3) decisions and determinations by the Administrator under the Plan will be final and binding on you and your successors; and (4) participation in the Plan and this Participation Agreement replaces in its entirety any severance and/or change of control provisions set forth in any offer letter, employment agreement and/or Equity Award agreement, including, but not limited to, the Prior Plan.

STANDARD BIOTOOLS INC.	PARTICIPANT

/s/ Michael Egholm	/s/ Alex Kim
Signature	Signature

Michael Egholm	Alex Kim
Name	Name

Chief Executive Officer and President	7/24/2023
Title	Date

Attachment: Standard BioTools Inc. 2023 Change of Control and Severance Plan and Summary Plan Description
[Signature Page to the Participation Agreement]

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